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                                                                      EXHIBIT 21

                            VORNADO OPERATING COMPANY
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 2003

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                                                                    STATE OF
                                                                  ORGANIZATION
                                                                  ------------
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Vornado Operating, L.P.                                             Delaware

SUBSIDIARIES OF VORNADO OPERATING, L.P.

AmeriCold /Offutt, L.L.C.                                            Oregon
AmeriCold Logistics L.L.C.                                          Delaware
Amlog Canada, Inc.                                                   Canada
Distribution Development, L.L.C.                                  South Dakota
KC Underground, L.L.C.                                              Delaware
VC Freezer Omaha Texas, L.L.C.                                      Delaware
VC Logistics, L.L.C.                                                Delaware
VC Superior, L.L.C.                                                 Delaware
VC Texas, L.P.                                                      Delaware
AmeriCold Services, L.L.C.                                          Delaware
Vornado Crescent Logistics Operating Partnership                    Delaware
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